UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 28, 2010

BMP SUNSTONE CORPORATION
(Exact name of registrant specified in its charter)

Delaware	001-32980	20-0434726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 28, 2010, BMP Sunstone Corporation, a Delaware corporation (the “Company”), sanofi-aventis, a French société anonyme (“Parent”), and Star 2010, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, the Company will become a wholly-owned subsidiary of Parent (the “Merger”), and all outstanding shares of common stock of the Company (other than shares held by the Company’s holders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $10.00 per share in cash (the “Merger Consideration”). The Merger Agreement also calls for all outstanding stock options to be cancelled and each holder of options to be paid an amount equal to the number of shares underlying each option multiplied by the difference between the Merger Consideration and the exercise price of the option.

The Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to such proposals. The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $20,800,000.

In connection with the Merger, in the event any of the Company’s currently outstanding convertible notes (the “Convertible Notes”) are still outstanding immediately before the closing of the Merger, the Company has agreed to use its reasonable best efforts to procure that the pledge agreement, dated as of January 20, 2009 and amended as of March 12, 2009 (the “Pledge Agreement”), among the Company, the noteholders identified on the signature pages thereto (the “Noteholders”), and Les Baledge, as agent for the Noteholders, shall be terminated and all liens on the collateral set forth in the Pledge Agreement shall be released.

The Company agreed to call and hold a special stockholder meeting as soon as reasonably practicable for the purpose of voting on the adoption of the Merger Agreement and approval of the Merger and, subject to certain exceptions, the Company’s Board of Directors will recommend approval of the Merger. Consummation of the Merger is subject to customary conditions, including, among other things, (i) approval of the Merger Agreement by the holders of a majority of the outstanding shares of the Company’s common stock, (ii) the absence of certain laws or orders prohibiting the consummation of the Merger and (iii) the expiration, termination or satisfaction any applicable requirements under the Anti-Monopoly Law of the People’s Republic of China.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its items. It is not intended to provide any other factual information about the Company, Merger Sub or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Parent and Merger Sub in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent and Merger Sub, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Merger Sub.

Support Agreement

In connection with the execution of the Merger Agreement, Parent concurrently entered into a Stockholder Support Agreement (the “Support Agreement”) with the directors and certain officers of the Company who beneficially own approximately 23% of the Company’s outstanding common stock. Pursuant to the Support Agreement, each signatory director and officer of the Company agrees to vote their shares of the Company’s common stock in favor of the Merger.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the form of Support Agreement, which is attached as Exhibit 99.1 to this report and is incorporated in this report by reference.

In connection with the Merger, the Company intends to file proxy materials and other relevant documents with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the proxy statement (and any other relevant documents filed) with the SEC when they become available, because they will contain important information about the Merger. The Company will mail the definitive proxy statement to the Company’s stockholders. In addition, stockholders may obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s website (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from the Company by directing a request to 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, Attention: Fred M. Powell, Chief Financial Officer.

The Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the Merger. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010, and the Company’s proxy statement for its 2010 annual meeting of stockholders, filed with the SEC on April 1, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 28, 2010, by and among BMP Sunstone Corporation, a Delaware corporation, sanofi-aventis, a French société anonyme, and Star 2010, Inc., a Delaware corporation and a wholly owned subsidiary of sanofi-aventis.*

99.1	Form of Stockholder Support Agreement, dated as of October 28, 2010, among sanofi-aventis, a French société anonyme, and the stockholders party thereto.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION

Date:	November 2, 2010	By:	/s/ Fred M. Powell

		Name:	Fred M. Powell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 28, 2010, by and among BMP Sunstone Corporation, a Delaware corporation, sanofi-aventis, a French société anonyme, and Star 2010, Inc., a Delaware corporation and a wholly owned subsidiary of sanofi-aventis.*

99.1	Form of Stockholder Support Agreement, dated as of October 28, 2010, among sanofi-aventis, a French société anonyme, and the stockholders party thereto.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.